Exhibit 99.2

May 26, 2026

DSC Holdings Ltd.

PO Box 309, Ugland House,

Grand Cayman, KY1-1104,

Cayman Islands

Re: Legal Opinions regarding certain PRC law matters

Ladies and Gentlemen:

We are qualified lawyers of the People’s Republic of China (the “PRC”, which, for the purpose of this opinion, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this legal opinion on the laws of the PRC. We have acted as your legal counsel on the laws of the PRC in connection with (i) the proposed initial public offering (the “Offering”) of certain number of American depositary shares (the “ADSs”, each representing certain number of Class A ordinary shares of the Company), by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “SEC”) in relation to the Offering, and (ii) the proposed listing and trading of the Company’s ADSs on the NASDAQ Stock Market.

The following terms as used in this opinion are defined as follows:

“Control Agreements”	means the agreements set forth in Schedule II attached hereto.

海问律师事务所 HAIWEN & PARTNERS

北京市海问律师事务所

地址：北京市朝阳区东三环中路5号财富金融中心20层（邮编100020）

Address：20/F, Fortune Financial Center, 5 Dong San Huan Central Road, Chaoyang District, Beijing 100020, China

电话(Tel): (+86 10) 8560 6888 传真(Fax)：(+86 10) 8560 6999 www.haiwen-law.com

北京 BEIJING丨上海 SHANGHAI丨深圳 SHENZHEN丨香港 HONG KONG丨成都 CHENGDU

“M&A Rules”	means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (《关于外国投资者并购境内企业的规定》), which was issued by six PRC regulatory agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration for Foreign Exchange, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009.

“PRC Authorities”	means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court in the PRC.

“PRC Companies”	means, collectively, the PRC-incorporated companies as set out in Schedule I attached hereto.

“PRC Laws”	means any and all laws, regulations, statutes, rules, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

For the purpose of giving this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction of corporate records, agreements, documents and other instruments provided to us and such other documents or certificates issued or representations made by officials of governmental authorities and other public organizations and by officers and representatives of the Company as we have deemed necessary and appropriate as a basis for the opinions hereinafter set forth (collectively, the “Documents”).

In such examination, we have assumed:

(i)	the genuineness of all signatures, seals and chops, the authenticity of all Documents submitted to us as originals, and the truthfulness, accuracy and completeness of all Documents;

(ii)	the conformity to originals of all Documents submitted to us as certified or reproduced copies;

(iii)	that all factual statements provided to us, whether made in the Documents or otherwise, are correct in all material respects;

(iv)	that all parties to the Documents have full power and authority to enter into, execute, deliver and perform, and have duly executed, delivered, performed and/or issued, such Documents to which they are parties, and have the requisite power and authority to perform their obligations thereunder, and all parties will duly perform their obligations under the documents to which they are parties;

(v)	that any document submitted to us remains in full force and effect up to the date of this opinion and has not been revoked, amended, varied, cancelled or superseded or supplemented, except as noted therein, by any other document, agreement or action;

(vi)	that, in response to our due diligence inquiries, requests and investigation for the purpose of this opinion, all the relevant information and materials that have been provided to us by the Company and the PRC Companies are true, accurate, complete and not misleading, and that the Company, or each of the PRC Companies, has not withheld, omitted or concealed anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part. Where important facts were not independently established to us, we have relied upon certificates issued by governmental authorities and appropriate representatives of the Company, the PRC Companies and/or other relevant entities and/or upon representations made by such persons in the course of our inquiry and consultation;

(vii)	all the explanations and interpretations provided by the officers of PRC Authorities duly reflect the official position of the PRC Authorities;

(viii)	all license, approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any PRC Authorities pursuant to any PRC Laws, and other official statements and documentation obtained by the Company or any of the PRC Companies from any PRC Authorities have been obtained by lawful means in due course, and the Documents provided to us conform with those documents submitted to PRC Authorities for such purposes; and

(ix)	all consents, licenses, permits, approvals, exemptions or authorizations required by, and all required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC in connection with the transactions contemplated under the Registration Statement and other Documents have been obtained or made, and are in full force and effect as of the date thereof; with respect to all parties, the due compliance with, and the legality, validity, effectiveness and enforceability of the Documents under, all laws other than the laws of the PRC.

We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions on any laws other than the PRC Laws and accordingly express no legal opinion herein on any laws of any jurisdiction other than the PRC. For the purpose of this opinion, the laws of the PRC do not include the laws of Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

Based on the foregoing and subject to any matters not disclosed to us, we are of the following opinions:

1.	Based on our understanding of the current PRC Laws, each of the Control Agreements is currently valid and binding in accordance with its terms and applicable PRC Laws currently in effect, and will not violate any applicable PRC Laws currently in effect. However, there are uncertainties regarding the interpretation and application of PRC Laws or future PRC laws and regulations by relevant PRC regulatory authorities. Accordingly, the PRC Authorities may ultimately take a view that is contrary to or otherwise different from our opinion stated above;

2.	The M&A Rules, among other things, purport to require offshore special purpose vehicles that are controlled directly or indirectly by PRC domestic companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. The CSRC currently has not issued any definitive rule or interpretation concerning whether offerings such as the Offering are subject to the CSRC approval procedures under the M&A Rules. Based on our understanding of the PRC Laws, the Company is not required to submit an application to the CSRC for its approval of this Offering and the listing and trading of the ADSs on Nasdaq under the M&A Rules. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented and our opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules;

3.	The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the jurisdiction where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands; and

4.	The statements set forth in the Registration Statement under the caption “Taxation – People’s Republic of China Taxation” insofar as such statements purport to constitute summaries of the matters of the PRC Laws are true and accurate in all material respects.

This Opinion is subject to the following qualifications:

1.	this opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter, and no part should be extracted and referred to independently;

2.	this opinion is subject to the effects of (i) certain legal or statutory principles affecting the validity and enforceability of contractual rights generally under the concepts of public interest, interests of the state, social ethics, reasonableness, national security, good faith, fair dealing and applicable statutes of limitation; (ii) any circumstance in connection with formulation, execution, performance or implementation of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial or arbitral discretion with respect to the availability of indemnifications, remedies or defenses, injunctive relief, the calculation of damages, the entitlement to attorney’s fees and other costs, and the waiver of immunity from jurisdiction of any court or from legal process; (iv) the discretion of any competent PRC legislative, administrative or judicial or arbitral bodies in exercising their authority in the PRC; (v) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally, and (vi) possible judicial, arbitral, or administrative actions or any PRC Laws affecting creditors’ rights;

3.	where certain facts were not, or may not be practical to be verified by us, we have relied upon certificates or statements or representations issued or made by relevant governmental authorities of the PRC, the appropriate representatives of the Company or any PRC Company with the proper powers and functions without further independent investigation;

4.	this opinion is given pursuant to the PRC Laws as in effect on the date hereof and is subject to change and qualification by reason of change of law and circumstances, lapse of time and other matters. There is no guarantee that any of such laws, or the interpretation thereof or enforcement therefore, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect. We express no opinion as to the rights, obligations or other matters arising subsequent to the date hereof, and we assume no obligation to advise you or any other person or entity of any changes to our opinion subsequent to the date hereof; and

5.	we do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions on any laws other than the PRC Laws and accordingly express no legal opinion herein on any laws of any jurisdiction other than the PRC Laws.

This opinion is delivered in our capacity as the Company’s PRC legal counsel solely for the purpose of the Registration Statement publicly submitted to the SEC on the date of this opinion and may not be used for any other purpose without our prior written consent. We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. We do not thereby admit that we fall within the category of the persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Haiwen & Partners
Haiwen & Partners

海问律师事务所 HAIWEN & PARTNERS

北京市海问律师事务所

地址：北京市朝阳区东三环中路5号财富金融中心20层（邮编100020）

Address：20/F, Fortune Financial Center, 5 Dong San Huan Central Road, Chaoyang District, Beijing 100020, China

电话(Tel): (+86 10) 8560 6888 传真(Fax)：(+86 10) 8560 6999 www.haiwen-law.com

北京 BEIJING丨上海 SHANGHAI丨深圳 SHENZHEN丨香港 HONG KONG丨成都 CHENGDU

SCHEDULE I

List of PRC Companies

NO.	Full Name
1	杭州大搜车信息技术服务有限公司 Hangzhou Dasouche Information Technology Service Co., Ltd.
2	杭州搜车网科技有限公司 Hangzhou Souche Network Technology Co., Ltd.
3	北京云漾信息科技有限公司 Beijing Yunyang Information Technology Co., Ltd.
4	北京运车网网络科技有限公司 Beijing Yunche Network Technology Co., Ltd.
5	北京车行一六八信息技术有限公司 Beijing Chehang 168 Information Technology Co., Ltd.
6	浙江信车智联信息技术有限公司 Zhejiang Xinche Zhilian Information Technology Co., Ltd.
7	浙江大风车科技有限公司 Zhejiang Windmill Technology Co., Ltd.
8	浙江壹陆捌科技有限公司 Zhejiang Yiluba Technology Co., Ltd.
9	浙江运车网网络科技有限公司 Zhejiang Yunchewang Network Technology Co., Ltd.
10	海南有车科技有限责任公司 Hainan Youche Technology Co., Ltd.
11	杭州大搜车资产管理有限公司 Hangzhou Dasouche Asset Management Co., Ltd.
12	四川大搜车软件技术有限公司 Sichuan Dasouche Software Technology Co., Ltd.
13	浙江大搜车软件技术有限公司 Zhejiang Dasouche Software Technology Co., Ltd.
14	车易拍（北京）汽车技术服务有限公司 CheYiPai (Beijing) Automotive Technology Service Co., Ltd.
15	杭州大搜车商业经营管理有限公司 Hangzhou Dasouche Business Management Co., Ltd.
16	杭州搜车云科技有限公司 Hangzhou Souche Cloud Technology Co., Ltd.
17	北京宏运祥和旧机动车经纪有限公司 Beijing Hongyun Xianghe Used Motor Vehicle Brokerage Co., Ltd.
18	江苏云漾信息科技有限公司 Jiangsu Yunyang Information Technology Co., Ltd.
19	北京二六八威二手车鉴定评估有限责任公司 Beijing 268 Wei Used Car Appraisal Co., Ltd.
20	北京车联互信汽车技术咨询有限公司 Beijing Chelian Mutual Trust Automotive Technology Consulting Co., Ltd.
21	北京共享物流服务有限公司 Beijing Shared Logistics Service Co., Ltd.
22	宁夏小象网络科技有限公司 Ningxia Xiaoxiang Network Technology Co., Ltd.

NO.	Full Name
23	北京巅峰科技有限公司 Beijing Peak Technology Co., Ltd.
24	浙江大搜车科技发展有限公司 Zhejiang Dasouche Technology Development Co., Ltd.
25	浙江大搜车博诚汽车销售有限公司 Zhejiang Dasouche Bocheng Automobile Sales Co., Ltd.
26	浙江大搜车云漾信息科技有限公司 Zhejiang Dasouche Yunyang Information Technology Co., Ltd.
27	浙江搜车云科技有限公司 Zhejiang Souche Cloud Technology Co., Ltd.
28	东阳大搜车合驰汽车科技有限公司 Dongyang Dasouche Hechi Automotive Technology Co., Ltd.
29	浙江车牛拍卖有限公司 Zhejiang Cheniu Auction Co., Ltd.
30	北京检车侠科技有限责任公司 Beijing Jianchexia Technology Co., Ltd.

SCHEDULE II

List of Control Agreements

(1)	Exclusive Business Cooperation Agreements executed between Hangzhou Dasouche Information Technology Service Co., Ltd. and Hangzhou Souche Network Technology Co., Ltd. on May 16, 2023;

(2)	Exclusive Equity Interest Option Agreements executed among Hangzhou Dasouche Information Technology Service Co., Ltd., Hangzhou Souche Network Technology Co., Ltd., and their shareholders Mr.Junhong Yao and Mr.Liyu Zhang on May 16, 2023;

(3)	Voting Proxy Agreements executed among Hangzhou Dasouche Information Technology Service Co., Ltd., Hangzhou Souche Network Technology Co., Ltd., and their shareholders Mr.Junhong Yao and Mr.Liyu Zhang on May 16, 2023;

(4)	Share Pledge Agreements executed among Hangzhou Dasouche Information Technology Service Co., Ltd., Hangzhou Souche Network Technology Co., Ltd., and their shareholders Mr.Junhong Yao and Mr.Liyu Zhang on May 16, 2023.

(5)	Exclusive Business Cooperation Agreements executed between CheYiPai (Beijing) Automotive Technology Service Co., Ltd. and Beijing Peak Technology Co., Ltd. on June 7, 2023;

(6)	Exclusive Equity Interest Option Agreements executed among CheYiPai (Beijing) Automotive Technology Service Co., Ltd., Beijing Peak Technology Co., Ltd., and their shareholders Mr.Junhong Yao and Mr.Liyu Zhang on June 7, 2023;

(7)	Voting Proxy Agreements executed among CheYiPai (Beijing) Automotive Technology Service Co., Ltd., Beijing Peak Technology Co., Ltd., and their shareholders Mr.Junhong Yao and Mr.Liyu Zhang on June 7, 2023;

(8)	Share Pledge Agreements executed among CheYiPai (Beijing) Automotive Technology Service Co., Ltd., Beijing Peak Technology Co., Ltd., and their shareholders Mr.Junhong Yao and Mr.Liyu Zhang on June 7, 2023.